Case No.	10-12302 PJW
Reporting Period: December 1 through December 31, 2010

 Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the twelve months ended December 2010

Consolidated Total

INCOME STATEMENT

Revenues	$55,835,220

Cost of Revenues	$41,548,515

Gross Margin	$14,286,706

OPERATING EXPENSES

Compensation	$10,506,530
Travel and entertainment	$1,084,480
Occupancy	$2,147,512
Professional services	$3,417,578
Insurance	$262,100
Restructuring Expenses	$3,222,280
Other	$214,041

Selling, general, and administrative expenses	$20,854,521

EBITDA	$(7,162,553)

Bad Debt Expense (Recovery)	$594,738
Depreciation	$362,901
Amortization	$2,355,382

Operating Income (Loss)	$(10,475,574)

Interest Expense	$19,950,077
(Gain)/Loss on Warrants & Derivatives	$(46,173,477)
Income tax expense (benefit)	$44,606

NET INCOME (LOSS)	$16,297,957

Case No.	10-12302 PJW
Reporting Period: December 1 through December 31, 2010

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the month of December 2010

Consolidated Total

INCOME STATEMENT

Revenues	$4,323,863

Cost of Revenues	$3,235,358

Gross Margin	$1,088,505

OPERATING EXPENSES

Compensation	$916,148
Travel and entertainment	$54,385
Occupancy	$135,397
Professional services	$(618,021)
Insurance	$15,528
Restructuring Expenses	$(740,085)
Other	$2,806

Selling, general, and administrative expenses	$(233,843)

EBITDA	$1,322,349

Bad Debt Expense (Recovery)	$25,000
Depreciation	$28,387
Amortization	$196,253

Operating Income (Loss)	$1,072,708

Interest Expense	$1,457,103
Income tax expense (benefit)	$5,505

NET INCOME (LOSS)	$(389,900)

Case No.	10-12302 PJW
Reporting Period: December 1 through December 31, 2010

Capital Growth Systems, Inc.
Summary of All Units
For the Period Ending December 31, 2010

Consolidated Total
BALANCE SHEET

Current Assets
Cash	$1,900,232
Accounts Receivable, net	$5,225,421
Other Current Assets	$4,149,945
Total Current Assets	$11,275,597

Fixed Assets, gross	$3,826,970
Accumulated Depreciation	$(3,103,499)
Fixed Assets, net	$723,471

Other Assets
Other Assets	$234,089
Intangible Assets	$14,106,635
Goodwill	$1,479,649

Total Assets	$27,819,442

Current Liabilities
Current maturities of debt	$23,818,753
Post-Petition Accounts Payable	$4,362,104
Pre-Petition Accounts Payable	$14,029,755
Post-Petition Accrued Expenses	$1,669,936
Pre-Petition Accrued Expenses	$4,609,848
Deferred Revenue - Short Term	$3,601,250
Total Current Liabilities	$52,091,647

Long-term Liabilities
Debt	$10,000,661
Taxes	$67,000
Total Long-term Liabilities	$10,067,661

Total Liabilities	$62,159,307

Shareholders' Equity
Common stock	$17,015
Reserves	$(56,711)
Additional Paid in Capital	$91,347,291
Retained Earnings, beginning of year	$(140,720,936)
Cumulative (gain) loss on currency translation	$(872,742)
Current Year Retained Earnings Inc/Loss	$15,946,217

Total Equity	$(34,339,866)

Total Liabilities and Shareholders' Equity	$27,819,442

Case No.	10-12302 PJW
Reporting Period: December 1 through December 31, 2010

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 12/31/2010

	Current	1-30	31-60	61-90	Over 90	Total
Total Accounts Payable	$223,506	$1,799,991	$1,696,528	$659,451	$(17,371)	$4,362,105

Case No.	10-12302 PJW
Reporting Period: December 1 through December 31, 2010

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 12/31/2010

	Current	1-30 Days	31 - 60 Days	61 + Days	Total
Total Accounts Receivables	$2,433,350	$1,625,220	$378,481	$1,649,042	$6,086,093